Exhibit 6.7

ASSET PURCHASE CONTRACT

 & RECEIPT

Dated on or about December 24, 2018

and

CLOSING DOCUMENTS

for the sale of the business assets of:

North Cove Springs Bottling and Beverage, Inc. and/or its assigns of the water plant located at 13195 Highway 221N Marion, North Carolina 28752 including the property, building and water rights

Whose post-closing mailing address is:

C/O M.E. Wynn; 40 Sweetpea Lane, Burnsville, NC 28714

and whose business address is:

13195 Highway 221 N, Marion, North Carolina 28752

Closing within 3-business days of notification by State of North Carolina that outstanding monies have been paid in full and Corporation is released from all encumbrances.

PURCHASER:	SELLER:
Mammoth Ventures, Inc.	North Cove Springs Bottling
725 NE 22nd Street	and Beverage, Inc.
Suite 12-C	Mr. Christopher Mencis, President
Miami, Florida 33137	13195 Highway 221N

Marion, North Carolina 28752

SELLING BROKER:	LISTING BROKER:
None	None

CLOSING ATTORNEY:

~~J. Todd Bailey of Bailey and Bailey, Burnsbille, NC 28714~~ Buyers Attorney

Agent for Seller: NONE

CLOSING AGREEMENTS AND
DOCUMENTS

FOR THE

ASSET PURCHASE CONTRACT

AND RECEIPT

Dated on or about December 24, 2018

by and between

THE PURCHASER:

MAMMOTH VENTURES, INC.

and

THE SELLER:

NORTH COVE SPRINGS BOTTLING AND
BEVERAGE, INC.

SIGNING THE CLOSING DOCUMENTS WILL AFFECT YOUR LEGAL RIGHTS.

PLEASE READ THE CLOSING AGREEMENT AND ALL CLOSING DOCUMENTS CAREFULLY. THESE DOCUMENTS CONTAIN A NUMBER OF AGREEMENTS THAT ARE OFTEN WRITTEN AS SEPARATE INSTRUMENTS, INCLUDING, BUT NOT LIMITED TO, A BILL OF SALE, ASSIGNMENTS AND ASSUMPTIONS OF THE PREMISES LEASE/FICTITIOUS NAME/OTHER LIABILITIES, A RESTRICTIVE COVENANT CONCERNING COMPETITION, HOLD HARMLESS AGREEMENTS AND VARIOUS AFFIDAVITS, WARRANTIES AND REPRESENTATIONS.

BOTH PARTIES MUST BRING THEIR OWN DUE DILIGENCE TO THIS TRANSACTION. IF EITHER PARTY HAS ANY QUESTION ABOUT ANY PROVISION IN THE CLOSING AGREEMENT OR ANY OF THE DOCUMENTS, NEGOTIATIONS AND/OR AGREEMENTS RELATED TO AND PROCEEDING THIS TRANSACTION OR ASSOCIATED WITH THIS TRANSACTION, IT WAS AND HAS BEEN THEIR RESPONSIBILITY TO CONSULT THEIR OWN ATTORNEY, ACCOUNTANT, AND TAX ADVISOR BEFORE ENTERING CLOSING THIS TRANSACTION. THE PARTIES HAVE SOUGHT THEIR OWN ATTORNEY, ACCOUNTANT, AND TAX ADVISOR REGARDING ANY PROVISION IN THE CLOSING AGREEMENT OR ANY OF THE DOCUMENTS, NEGOTIATIONS AND/OR AGREEMENTS RELATED TO AND PROCEEDING THIS TRANSACTION OR ASSOCIATED WITH THIS TRANSACTION, OR DECLINED TO DO SO PRIOR TO THIS THIS CLOSING

IF IT IS THE DESIRE OF BOTH PARTIES TO PROCEED AT THIS TIME IT IS UNDERSTOOD AND AGREED BY BOTH PARTIES THAT THE ESCROW/CLOSING ATTORNEY REPRESENT THE TRANSACTION BETWEEN THE PARTIES NOTWITHSTADING THAT THE /ESCROW CLOSING ATTORNEY REPRESENTED ONLY THE PURCHASER REGARDING THE RELATED AGREEMENTS NECESSARY TO CLOSE THIS TRANSACTION.

ACKNOWLEDGED, AGREED AND ACCEPTED,

BY SELLER: BY: PURCHASER: Lonon Brown PRINT NAME: PRINT NAME: Chris Mencis

TERMS of the AGREEMENT AND ADDENDUM to the
ASSET PURCHASE CONTRACT AND RECEIPT

Dated on or about December 24, 2018

TERMS:

1	Mammoth Ventures, Inc. (“Mammoth”) as Purchaser and Mr. Chris Mencis and North Cove Springs Bottling and Beverage, Inc., and/or its assigns, as Seller (‘North Cove”) (collectively as “the Parties”) agree to the purchase and sale of all North Cove’s Assets, including but not limited, to the approximately 60,000 square foot Water Bottling Plant situated on a 4.5 acre parcel located at 13195 Highway 221N Marion, North Carolina 28752, excepting the purchase funds, note, and security agreement from this transaction. Additionally, the Sale shall include the assignment of the 99-year water rights as well as any and all pending or approved contracts for sales, the Building(s), all equipment and personal property located in the Building and on the premises.

2.	All repairs to the building and equipment ordered by the buyer pre-closing and post-closing are at the Buyer’s expense.

3.	Mr. Mencis agreed to hold the note for the entire purchase amount at an interest rate of 4% with a down payment paid to North Cove and Mr. Mencis of $200,000 at the time of closing paid by Mammoth followed by an additional $75,000 to be paid by Mammoth within 90-days from the date of closing.

4.	Buyer and Seller agree that the Seller is holding the note based upon a balance due of $550,000 at an annual interest rate of 4%. Monthly payments, interest only, for a five-year period shall begin on the first day of the month following the closing and each month thereafter with a balloon payment for any balance remaining at the end of five-years (60-months). An example of the monthly payment based upon a balance of $550,000 at 4% shall be $1833.33.The Note shall be secured by a Security Agreement on the personal property and a Purchase Money Deed of Trust on the real property all in a form satisfactory to Seller.

6.	Should Mammoth elect to pay off the balance of the principal of the note within 24-months from the date of closing, Mr. Mencis agrees to provide to Mammoth a discount of 10% off of the original contracted sales price.

7.	North Cove acknowledges that it owes back taxes to The Department of Revenue for the State of North Carolina in the Total amount of $23,384.52 as reflected in the attached Exhibits dated December 4, 2018. It is acknowledged and agreed by the Parties to the Asset Purchase Contract that this indebtedness must be paid in order for The North Carolina Division of Corporations and the North Cove Springs Bottling and Beverage, Inc. to wind down the Corporation as per the NC Statute.

8.	North Cove acknowledges Mammoth’s forthcoming payment of the aforementioned funds to be made directly to the Department on behalf of North Cove as a precondition to the Closing of the Asset Purchase Contract shall be considered a loan to North Cove. North Cove and Chris Mencis acknowledge that the funds to be utilized for this Loan shall be withdrawn from the monies placed in escrow by Mammoth to be delivered to Mr. Mencis at the time of Closing.

9.	If the Closing does not occur for any reason Mr. Mencis and North Cove acknowledge and agree that the amount paid by Mammoth on behalf of North Cove and Mr. Mencis to the North Carolina Department of Revenue shall become payable to Mammoth in accordance with the provisions pertaining to the Loan contained this document in addition to the corresponding Promissory Note which together will serve as the terms and the basis for the Loan Agreement between the Parties and to repay the total sum loaned plus interest accruing at 4% per annum, interest only payments payable monthly for a period of 12 months with a balloon payment. A copy of the Promissory Note to be executed by Mr. Mencis, individually and North Cove is attached to this as an exhibit.

10.	It is further acknowledged and agreed that in order to secure payment in accordance with the terms of the Promissory Note, Mammoth concurrent with its payment to the North Carolina Department of Revenue will file a UCC-1 financing statement giving notice of interest on all tangible assets, including but not limited to, all bottling and beverage machinery and other personal property, owned by Christopher Mencis and North Cove Springs Bottling and Beverage, Inc. located at its water plant referenced in Paragraph 1 above.

11.	It is further agreed and acknowledged by the Parties that in the event the Sale is fully consummated, the total amount of the down payment (the sum of $200,000) as required by the contract towards the purchase price will be reduced by the amount paid to The North Carolina Department of Revenue by Mammoth on behalf of Mr. Mencis and North Cove. It is also understood that this amount may increase by additional amounts that may be required to be paid for other fees or taxes by the Department of Revenue and/or the Department of Corporations for North Cove to wind down its business as per the NC Statute. Correspondingly, the Total Purchase price to be paid to North Cove by Mammoth will be reduced by the amount paid in total on behalf of North Cove. It is understood that Mammoth has placed in escrow $125,000 to be release to Mencis upon the closing of the sale with the remaining $75,000 being paid by Mammoth to Mencis within 90-days of the date of closing.

12.	Seller and Buyer mutually agree that the Seller provides no warranties either expressed or implied with respect to the building, equipment or inventory as detailed in the sales agreement.

13.	Buyer has received a copy of water rights and easement rights as part of the purchase agreement as listed with the Registrar of Deeds Office of the State of NC.

IN WITNESS WHEREOF, the parties have executed this Addendum on 12-28, 2018.

SELLER:	PURCHASER:

By	By

FEIN:	FEIN:

CERTIFICATE OF CORPORATE RESOLUTION for

UNANIMOUS CONSENT ACTION of THE BOARD OF DIRECTORS of

NORTH COVE SPRINGS BOTTLING AND BEVERAGE, INC.

I HEREBY CERTIFY to MAMMOTH VENTURES, INC., a Florida Corporation, that I, Christopher Mencis, am the duly elected and qualified President/Secretary of North Cove Springs Bottling and Beverage, Inc., a North Carolina Corporation, and the keeper of its records and corporate seal, and that this Unanimous Consent Action of the Board of Directors is true and correct and duly adopted by unanimous consent of the Board of Directors in accordance with the Articles of Incorporation and Bylaws of North Cove Springs Bottling and Beverage, Inc.

I FURTHER CERTIFY that the resolutions set forth below are in full force and effect and have not been altered, modified or rescinded.

RESOLVED, that the Board of Directors of North Cove Springs Bottling and Beverage, Inc. , a North Carolina Corporation (the “Corporation”) deem it advisable and recommend that the Shareholders approve the sale of certain tangible and intangible assets of the Corporation including its associated Real Estate to Mammoth Ventures, Inc., a Florida Corporation, (the “Buyer”), upon the terms and subject to the conditions set forth in a certain Asset Purchase Contract and Receipt dated on or about December 24, 2018 by and between the Buyer and the Corporation (the “Contract”), and directs that the Contract be submitted to the Shareholders of the Corporation for adoption and approval, subject to the State of NC acknowledging the wind down of the Corporation as per the NC Statute.

BE IT FURTHER RESOLVED, that upon the approval by the Shareholders of the Contract, Christopher Mencis, as its President of the Corporation, is hereby authorized, directed, and empowered, on behalf of the Corporation to execute and deliver the Contract, and any and all other documents, instruments, agreements and certificates contemplated by the Contract necessary to the proper closing of the Contract.

BE IT FURTHER RESOLVED, that the aforesaid officer is hereby authorized, empowered and directed to execute and deliver all other documents and to take whatever other action is necessary or desirable to carry out the intent of the foregoing.

BE IT FURTHER RESOLVED, that neither the Articles of Incorporation nor Bylaws of the Corporation prohibit the proposed execution of all necessary documents in connection therewith, and that the Corporation ratifies any acts done by Christopher Mencis in connection with the negotiation, execution, delivery or performance of the Contract and declares such acts to be binding upon the Corporation.

IN WITNESS WHEREOF, I have hereunto affixed my name as President / Secretary, and have caused the corporate seal to be hereunto affixed, this 12-28, 2018.

North Cove Springs Beverage and Bottling, Inc..

Seal
By
as it President/Secretary

STATE OF

COUNTY OF

The foregoing Certificate of Corporate Resolution was acknowledged before me on December 24, 2018, by _______________, as Secretary of North Cove Springs Beverage and Bottling, Inc.. [_] who is personally known to me or, [_] who has produced a _________ Drivers License as identification.

Notary Public
Commission No.:
My Commission Expires:

CERTIFICATE OF CORPORATE RESOLUTION for
UNANIMOUS CONSENT ACTION of the SHAREHOLDERS of
NORTH COVE SPRINGS BEVERAGE AND BOTTLING, INC.

I HEREBY CERTIFY to MAMMOTH VENTURES, INC., a Florida Corporation, that I, CHRISTOPHER MENCIS, am the duly elected and qualified President/Secretary of North Cove Springs Beverage and Bottling, Inc., a North Carolina Corporation, and the keeper of its records and corporate seal, and that this Unanimous Consent Action of the Shareholders is true and correct and duly adopted by unanimous consent of the sole shareholder in accordance with the Articles of Incorporation and Bylaws of North Cove Springs Beverage and Bottling, Inc...

WHEREAS, the Directors of North Cove Springs Beverage and Bottling, Inc... (the “Corporation”) desire to sell all, or substantially all, of its assets, (with or without good will) otherwise than in the usual and regular course of business to Mammoth Ventures, Inc., a Florida Corporation, (the “Buyer”), upon the terms and subject to the conditions of a certain Asset Purchase Contract and Receipt dated on or about 12-28, 2018 by and between the Buyer and the Corporation (the “Contract”), subject to the State of NC acknowledging the wind down of the Corporation as per the NC Statute, and

WHEREAS, the Directors of the Corporation have recommended that the shareholders approve the Contract.

RESOLVED, that the Shareholders concur with the recommendation of the Directors and hereby ratifies, adopts and approves the Contract and the transactions contemplated therein in all respects.

IN WITNESS WHEREOF, I have hereunto affixed my name as Secretary, and have caused the corporate seal to be hereunto affixed, this 12/28, 2018.

North Cove Springs Bottling and Beverage, Inc.

Seal
By
,as its President/Secretary

STATE OF

COUNTY OF

The foregoing Certificate of Corporate Resolution was acknowledged before me on 12/28, 2018, by Christopher Mencis, as Secretary of North Cove Springs Beverage and Bottling, Inc.., [_] who is personally known to me or, [_] who has produced a Driver’s License as identification.

, Notary Public
Commission No.:
My Commission Expires:

SELLER’S AFFIDAVIT AND INDEMNITY AGREEMENT

STATE OF

COUNTY OF

BEFORE THE UNDERSIGNED AUTHORITY, personally appeared the affiant, Christopher Mencis, who, after first being duly sworn and cautioned to speak the truth, does hereby depose and state that:

1.	I am the President/CEO (the “Company”).

2.	I have personal knowledge of all matters recited herein and state that all matters attested to herein are the truth.

3.	The Company is the owner of all of the assets being conveyed, identified more fully in Schedule “A” under that certain Asset Purchase Contract and Receipt dated on or about December 24, 2018 (the ‘Assets”).

4.	The Assets are free and clear of all liens, taxes, encumbrances, and claims of any and all kind, nature and description, except as follows: [ ] None

4.1	All amounts owed to the North Carolina Department of Revenue described in the Terms of the Agreement and Addendum to the Asset Purchase Contract and Receipt

5.	I am familiar with the operation of the business and state that there are no encumbrances, liens, liabilities, claims, debts, unfiled taxes and/or information tax returns, unpaid taxes, unpaid expenses, or unpaid trade creditors, contingent or otherwise, whatsoever against said business or said assets.

6.	I have no knowledge of any facts or events which are material to this transaction and that have not been disclosed to the Purchaser, or any knowledge of any facts that may be injurious or detrimental to Purchaser, and I further state that I have complied with all applicable governmental laws, regulations, rules and/or interpretations thereof in the operation of the business and use of the assets, including employment practices and procedures including the filing of tax information returns and payment of all taxes.

4.	I make the preceding statements with FULL KNOWLEDGE OF THE CRIMINAL PENALTIES AND CIVIL LIABILITIES FOR KNOWINGLY OR WILLFULLY MAKING OR CAUSING TO BE MADE OR DELIVERED A STATEMENT OF WHICH ANY PORTION IS FALSE, and know that said statements have been relied upon by Purchaser in its decision to purchase the certain tangible and intangible assets of North Cove Springs Beverage and Bottling, Inc.. and its associated Real Estate, Consequently, North Cove Springs Beverage and Bottling, Inc.. and the Affiants, individually, shall indemnify and hold

SELLER’S AFFIDAVIT AND INDEMNITY AGREEMENT, Cont.

MAMMOTH VENTURES, INC. AND its Assigns harmless with respect to any claims, unassumed liabilities, or encumbrances whatsoever, including attorneys’ fees, that now exist or may hereafter arise or be asserted against said assets, that shall have occurred prior to June 22, 2018 including, all sales taxes, withholding taxes and future audit expenses and findings related thereto.

Dated: 12-28, 2018

AFFIANT:

North Cove Springs Beverage and Bottling, Inc.

By
Christopher Mencis, as President

STATE OF

COUNTY OF)

The foregoing Affidavit and Indemnity Agreement was acknowledged before me on North Cove Springs Beverage and Bottling, Inc., 12/28/18, 2018, by Christopher Mencis, as President of, [_] who is personally known to me or, [ ] who has produced a __________ Drivers License as identification.

, Notary
Public
Commission No.: My Commission Expires:

STATE OF
COUNTY OF

The foregoing Affidavit and Indemnity Agreement was acknowledged before on_________________, 2018, by Christopher Mencis, Individually [_] who is personally known to me or, [_] who has produced a Florida Drivers License as identification.

Notary Public
Commission No.: My Commission Expires:

SCHEDULE A-1
ASSET ALLOCATION SUMMARY WORKSHEET for
I.R.S. FORM 8594
ASSETS PURCHASED - FAIR MARKET VALUE - I.R.S. CLASSIFICATION

Purchaser and Seller acknowledge that for federal income tax purposes the sale of the assets of the business shall not treated as a sale of a single asset but shall be treated as a sale of separate assets comprising the business. Purchaser and Seller understand that an allocation of the purchase price must be made to each of the various identifiable assets purchased. This allocation determines the amount of gain realized by the Seller and also determines the new basis of the asset for the Purchaser.

The parties acknowledge that this allocation was reached following bona fide, arm’s length negotiations based upon the respective relative values of the assets on the date of transfer.

The parties further acknowledge that they shall be required to complete I.R.S. form 8594 entitled Asset Acquisition Statement under section 1060 of the Internal Revenue Code and attach it to the party’s Federal tax return for the year in which the sale date occurred. Both parties are advised to seek independent professional advice with regard to any tax ramifications that may result from the sale and purchase of said assets.

CLASS APPLICABLE ASSET ACQUISITION		F.M.V
I.	Cash and cash equivalents	$___0___

II	Certificates of deposit, U.S. Government Securities, readily marketable stock or securities, foreign currency	$___0___

III. Accounts receivable, mortgages, and credit card receivables that arise in the ordinary course of business		$___0___

IV. Stock in trade of the taxpayer or other property of a kind properly included in the taxpayer’s inventory or property held by the taxpayer primarily for sale to customers		$___0___

V.	All assets not Class I, II, III, IV, or VII	$_____

VI.	All Section 197 intangibles except goodwill and going concern value	$_____

VII.	Goodwill and going concern value	$___0___

TOTAL		$_____

IN WITNESS WHEREOF, the Parties have executed this worksheet on 12/28, 2018.

SELLER:	PURCHASER:

By	By
, as President	, as President
FEIN:_________	FEIN:_________

SCHEDULE A
Of the Closing Agreement
ASSETS PURCHASED

[_X]	See Attached List of Assets	[_]	See Below	[_]	None
	X _/ ____		___/___		___/___
	Seller Buyer		Seller Buyer		Seller Buyer

1.	Real Estate at 13195 US Hwy 22IN, Marion, NC 28752 valued at $50,000
2.	Approximately 4.5 acres of land valued at $200,000
3.	Existing equipment on-site valued at $500,000
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.

IN WITNESS WHEREOF, the Parties have executed this worksheet on 12/28      , 2018.

SELLER:	PURCHASER:

By	By
, as President	, as President

FEIN:_________	FEIN:_________

SCHEDULE B
Of the Closing Agreement
LEASED EQUIPMENT ASSUMED BY PURCHASER

[_]	See Attached		[_]	See Below	[_X]	None
	_____/____			_____/___	_____/_____
	Seller	Buyer	Seller	Buyer	Seller	Buyer

1.__N/A

____2._______

____3._______

____4._______

____5._______

____6._______

IN WITNESS WHEREOF, the Parties have executed this worksheet on 12-28, 2018

SELLER:	PURCHASER:

By	By
, as President	, as President

FEIN:_________	FEIN:_________

SCHEDULE C
Of the Closing Agreement
OTHER LIABILITIES ASSUMED BY PURCHASER

[__]	See Attached	☐	See Below	[X]	None
	______/_____		_____/_____		_____/_____
	Seller Buyer		Seller Buyer		Seller Buyer

I_. N/A

2.

3.

4.

5.

6.

IN WITNESS WHEREOF, the Parties have executed this worksheet on ________, 2018.

Seller:		Purchaser:
By		By
	, as President		, as President

FEIN:	FEIN:

SCHEDULE D
Of the Closing Agreement
ACCOUNTS RECEIVABLE CONVEYED TO PURCHASER

1.	Details of the Accounts Receivable including the name, account number, amount, and aging has been provided buyer at or prior to closing and are enumerated on this sheet or the information is attached hereto.

2.	The Accounts Receivable balance of $ 00.00, stated on the Asset Purchase Contract and Receipt dated December 24, 2018, increased or decreased since the date the Contract was executed.

2.1	[_]	Increased Amount: $
2.2	[_]	Decreased Amount: $

2.3	New A/R Balance: $ ________________

3.	How should the adjustment be made?

NA

IN WITNESS WHEREOF, the Parties have executed this worksheet on December 24, 2018.

Seller:		Purchaser:
By		By
	, as President		, as President

FEIN:	FEIN:

SCHEDULE E
Of the Closing Agreement
TRADE GOODS INVENTORY CONVEYED TO PURCHASER

1.	A physical inventory of the goods held for resale [_] was / [X] was not taken by the Buyer and Seller prior to closing.

2.	The details of the inventory, including all pertinent information about the inventory, [_] was / [X] was not provided to the Buyer at or prior to closing, and said inventory information is enumerated on this sheet or the information is attached hereto or has been supplied to Buyer.

3.	The Inventory balance of $00.00, as stated on the Asset Purchase Contract and Receipt dated December 24, 2018, may increase or decrease since the date of the Contract.

3.1 [_]	Increased	Amount of Increase:	$
3.2 [_]	Decreased	Amount of Decrease:	$

3.3	New Inventory Balance:	$

4.       Any adjustment shall be made as follows:

N/A

IN WITNESS WHEREOF, the Parties have executed this worksheet on 12-28, 2018.

SELLER:	PURCHASER:

By		By
	,as President		,as President

FEIN:	FEIN:

CLOSING AGREEMENT for the
ASSET PURCHASE CONTRACT AND RECEIPT
Dated on or about December 24, 2018

THIS CLOSING AGREEMENT (hereinafter, the “Agreement”) is entered on December 24, 2018, by and between MAMMOTH VENTURES, INC., a Florida Corporation, whose mailing address is 725 NE 22nd Street, Suite 12-C, Miami , Florida 33137(the “Purchaser”); and North Cove Springs Bottling and Beverage, Inc., a North Carolina Corporation whose business address is 13195 Highway 221 North, Marion, North Carolina 28752 (the “Seller”) (collectively the “Parties”).

RECITALS

WHEREAS, the Seller desires to sell, and the Purchaser desires to buy, the land, building and equipment and certain tangible and intangible assets of Seller, and

WHEREAS, the Parties have entered into a certain Asset Purchase Contract and Receipt dated on or about December 24, 2018 (the “Contract”) for the sale of the business assets, and

WHEREAS, the Parties had the authority to enter into the Contract and continue to have the authority to execute this Agreement and the Closing Documents and to conclude the transaction described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the Parties, intending to be legally bound, hereto agree as follows:

AGREEMENT

1. PURCHASE AND SALE

Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions in the Contract, and as hereinafter set forth, certain tangible and intangible assets of Seller including Real Estate (the “Assets”), including, if applicable and without limitation, the following:

1.1	The Asset Allocation Summary	Schedule A-l attached hereto:
1.2	The Assets Purchased as described in:	Schedule A attached hereto;
1.3	The Leased Equipment as described in:	Schedule B attached hereto;
1.4	The Liabilities Assumed as described in:	Schedule C attached hereto;
1.5	The Accounts Receivable as described in:	Schedule D attached hereto;
1.6	The Inventory as described in:	Schedule E attached hereto;
1.7	The Real Estate as described in:	Schedule F attached hereto.

2. PURCHASE PRICE

The negotiated purchase price to be paid by Purchaser for the Assets is SEVEN HUNDRED FIFTY THOUSAND Dollars and 00/100 ($750,000), payable as follows:

2.1	$125,000 Escrow Money Deposit from Purchaser
2.2	$125,000 Cash Due from Purchaser at Closing (Escrow monies) less monies paid by Buyer to NC Dept. of Revenue on behalf of Seller. Approximately $23,384.52
2.3	$ 75,000 Other: Promissory Note amount of $75,000 payable to Seller 90-days from date of closing
2.4	$550,000 TOTAL DUE (financed by Seller at 4% annum)

*SEE ATTACHED TOTAL INCOMING & DISBURSED FUNDS SUMMARY

3.	ACCEPTABLE FUNDS AT CLOSING

3.1	All money payable under the Contract shall be paid in lawful money of the U. S.

4.	THE CLOSING

4.1	The Closing means the settlement of the obligations of Seller and Purchaser to each other under the Contract, including the payment of the purchase price to Seller as provided in the Contract (or more specifically found in the Disbursement Summary Statement) and attached Letter Agreement referenced in the Addendum as set forth above.
4.2	The shall be held at:

TBD

at		, 2018 (the “Closing Date”).

5.	CLOSING DOCUMENTS

5.1	At the closing Seller shall execute and deliver to Purchaser:
5.1.1	A Bill of Sale (Closing Exhibit 1);
5.1.2	A General Assignment/Assumption Agreement (Closing Exhibit 2);
5.1.3	Copies of resolutions duly adopted by the Members and Shareholders of Seller authorizing the sale of the Assets and the performance by Seller of its obligations hereunder, and
5.1.4	Such other instruments, including but not limited to Conveyance documents relating to the Real Estate, including water rights, situated at 13195 Highway 221N Marion, North Carolina 28752, as may be necessary or proper to transfer to Purchaser all other ownership interests in the Assets to be transferred under this agreement.
5.2	At the closing Purchaser shall execute and deliver to the Seller:
5.2.1	Copies of resolutions duly adopted by the Members and/or Certificate holders of Purchaser authorizing the purchase of the Assets and the performance by Purchaser of its obligations hereunder, and

5.2.2       Such other instruments as may be necessary or proper to transfer to Purchaser all other ownership interests in the Assets to be transferred under this agreement.

6.     CLOSING ADJUSTMENTS/PRORATIONS

The following items shall be apportioned as of midnight of the day preceding the Closing Date:

Real Property Taxes:	$00.00

It is agreed by and between the Parties that:

6.1  The exact amount of real property taxes applicable to the personal property being conveyed for the current calendar year cannot be determined exactly as of the Closing Date;
6.2  The real property tax proration reflected in the Closing Statement is based on the assumption that the current calendar year taxes will be the same, or closely similar, to the previous year's tangible personal property tax amount;

6.3  The assumption made on the Closing Statement will probably not reflect the actual amount owing since values, millage rates and property owned change from year to year;

6.4  If proration has been made between the Parties, Purchaser shall be responsible for payment of the entire Real Property Tax assessment due at the end of the current calendar year.

6.5  If any adjustments to the taxes due are to be made, the Parties shall adjust the taxes directly between themselves without involving the Transaction Closing Attorney or any Business Broker involved in the transaction.

6.6  In the event the Closing Statement does not exactly represent the correct proration, neither the Transaction Closing Attorney nor the Business Broker(s) shall be liable, in any way, for any taxes that may be owed by either party.

6.7  If the current year's tax statement is mailed to the Seller, the Seller agrees to forward the same to the Buyer within ten (10) days upon receipt.

7.     CONDITIONS TO CLOSING

The obligations of the parties to close hereunder are subject to the following conditions:

7.1	All of the terms, covenants and conditions to be complied with or performed by the Parties under Contract on or before the closing shall have been complied with or performed in all material respects.

7.2	All representations or warranties of the other parties herein are true in all material respects as of the Closing Date.

7.3	On the Closing Date, there shall be no liens or encumbrances against the Assets.

8.     ASSIGNMENT

Purchaser shall have the right to assign this Agreement without the prior written consent of Seller.

9.        NOTICES

All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by registered or certified mail, return receipt requested, with postage paid, to Seller or Purchaser, as the case may be, at their addresses first above written, or at such other addresses as they may designate by notice given hereunder.

10.       SURVIVAL

The representations, warranties and covenant contained in the Contract and herein shall survive the delivery of the Bill of Sale and shall continue in full force and effect after the closing.

11.       ADDITIONAL POST-CLOSING MATTERS

TBD

12.       FURTHER ASSURANCES

13.1.1   Buyer and Seller, their officers and/or fiduciaries shall use all commercially reasonable efforts to take, or cause to be taken, all actions necessary or desirable to consummate and make effective the Contract and/or this Closing Agreement.

13.1.2 If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of the Contract and/or this Closing Agreement, Buyer and Seller, their officers and/or fiduciaries shall use all commercially reasonable efforts to take, or cause to be taken, all such action.

13.2    IRS FILING REGULATION

IRS regulations require that both Buyer and Seller file IRS from 8594 with the income tax returns for the taxable year in which the purchase occurred.

13.       MERGER

14.1     This Agreement, and the Closing Documents, constitutes the final agreements between the Parties hereto.

14.1     This Agreement and the Closing Documents are the complete and exclusive expression of the Parties' understanding on the matters contained in the Contract, this Agreement and the Closing Documents.

14.2     The provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealings,

14.3     In entering into this Agreement, neither Party has relied upon any statement, representation, warranty or agreement of the other Party except for those expressly contained in the Contract, the Closing Agreement and the Closing Documents.

14.4     There are no conditions precedent to the effectiveness of this Agreement, other than those expressly stated in the Contract.

14.       ENTIRE AGREEMENT

15.1     The Contract, this Agreement, the closing documents including any and all addendums and attachments incorporated hereto contain all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof.

15.2     This Agreement and the closing documents have been entered into after full investigation.

15.       CHANGES MUST BE IN WRITING

16.1       No delay or omission by either Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other right.

16.2       This Agreement may not be altered, amended, changed, modified, waived or terminated in any respect unless the same shall be in writing signed by the party to be bound.

16.3       No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

16.       CAPTIONS AND EXHIBITS

17.1     The captions in this agreement are for convenience only and are not to be considered in construing this agreement.

17.2     The Closing Documents attached to this agreement are an integral part hereof, and where there is any reference to this Agreement it shall include said Closing Documents.

17.       BINDING EFFECT

Upon the execution and delivery of this agreement it shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, administrators, successors and permitted assigns.

18.       COUNTERPARTS

18.1     The Parties may execute this Agreement and the Closing Documents in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.

18.2     The signatures of all of the Parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by E Mail or facsimile or other electronic delivery is as effective as executing and delivering this Agreement in the presence of the other Parties to this Agreement.

18.3     This Agreement is effective upon delivery of one executed counterpart from each Party to the other Party or Parties.

18.4     In proving this Agreement, a Party must produce or account only for the executed counterpart of the Party to be charged.

19.       GOVERNING LAW AND FORUM SELECTION

20.1     CHOICE OF LAW. The laws of the State of ~~Florida~~North Carol (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Agreement and the Closing Documents, including, without limitation, its validity, interpretation, construction, performance, and enforcement.

20.2       DESIGNATION OF FORUM. Any Party bringing a legal action or proceeding against any other Party arising out of or relating to this Agreement shall bring the legal action or proceeding in the County of ~~Orange~~McDowell, State of  ~~Florida~~North Carolina

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SELLER:	PURCHASER:
NORTH COVE SPRINGS BEVERAGE AND BOTTLING, INC.	MAMMOTH VENTURES, INC.

By:	By:
CHRISTOPHER MENCIS, as President		Lonon Brown, as President
FEIN: __________________	FEIN: __________________

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that North Cove Springs Bottling and Beverage Inc., a North Carolina Corporation whose business and mailing address is 13195 Highway 221 North, Marion, North Carolina 28752 (the "Seller") for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, paid to it by MAMMOTH VENTURES, INC., a Florida Corporation, whose mailing address is 725 NE 22nd Street, Suite 12-C Miami, Florida 33137 (the "Purchaser"), hereby sells, conveys and delivers to the Purchaser all of the personal property listed or described in Schedule "A," which is made a part of this Bill of Sale by its reference, and any and all of the following goods and chattels (hereinafter collectively referred to as the "Assets").

•	Any and all warranties or guaranties associated with the Assets;

•	Any and all inventory or stock in trade of the Business;

•	Any and all customer and/or client lists; vendor and/or supplier lists; books and records of the Business, Domain Names, marketing emails, all business phone numbers and all e-mail addresses and Web Sites.

•	Any and all confidential and proprietary business information of the Business.

TO HAVE AND TO HOLD the same unto the Purchaser, its successors and assigns forever.

THE SELLER COVENANTS AND WARRANTS TO THE PURCHASER THAT:

•	Seller is the lawful owner of all of the Assets.

•	All of the Assets are free and clear of all encumbrances except those specified in the closing documents;

•	Seller has the right and authority to sell all the Assets, and

•	Seller shall defend the sale and title to the Assets in the Purchaser against the claims of all persons.

IN WITNESS WHEREOF, the seller has caused this Bill of Sale to be executed on December 28, 2018.

Signed in the presence of these witnesses:	SELLER:
North Cove Springs Bottling and Beverage, Inc.

By
Print Name		Christopher Mencis, as President
FEIN:

Print Name

BILL OF SALE, cont.

STATE OF
COUNTY OF

The foregoing Bill of Sale was acknowledged before me on 12-28, 2018, by Christopher Mencis, as President of North Cove Springs Beverage and Bottling, Inc, on behalf of the company [_] who is personally known to me or, [_] who has produced a ____________ Drivers License as identification.

, Notary Public
Commission No.:
My Commission Expires:

STATEMENT REGARDING ASSUMPTION OF LIABILITIES AND
INDEMNIFICATION

WHEREAS, North Cove Springs Bottling and Beverage, Inc. whose business and mailing address is 13195 Highway 221 North, Marion, North Carolina 28752 , (the “Seller”) and Mammoth Ventures, Inc., a Florida Corporation, whose mailing address is 725 NE 22nd Street, Suite 12C, Miami, Florida 33137 (“Buyer”) have entered into a certain Asset Purchase Contract and Receipt (the “Contract”) dated on or about December 24, 2018, for the purchase of the and certain Real Estate, tangible and intangible assets of North Cove Springs Bottling and Beverage, Inc., and

WHEREAS, the Assignor agrees to assign NO liabilities as stated in Schedules “B” and “C,” as found in the Closing Documents hereto, and

WHEREAS, the Assignee agrees to assume NO liabilities as stated in Schedules “B” and “C,” as found in the Closing Documents hereto, and

WHEREAS, the Assignor hereby indemnifies and holds Assignee harmless against any violations by the Assignor after closing of any assignments.

NOW THEREFORE, Assignee hereby accepts NO assignment of the obligations of Assignor and specifically denies assumption of any and all other obligations and/or duties of the Assignor.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this STATEMENT.REGARDING ASSUMPTION OF LIABILITIES AND INDEMNIFICATION

SELLER:	PURCHASER:
NORTH COVE SPRINGS BOTTLING AND BEVERAGE INC.	MAMMOTH VENTURES, INC.

By	By
CHRISTOPHER MENCIS, as President		Lonon Brown, as President

FEIN:	FEIN:

SATISFACTION OF CONTINGENCIES

WHEREAS, North Cove Springs Bottling and Beverage, Inc. whose business and mailing address is 13195 Highway 221 North, Marion, North Carolina 28752 , (the "Seller") and Mammoth Ventures, Inc., a Florida Corporation, whose mailing address is 725 NE 22nd Street, Suite 12C, Miami, Florida 33137 ("Buyer") have entered into a certain Asset Purchase Contract and Receipt (the "Contract") dated on or about December 24, 2018, for the purchase of certain Real Estate, tangible and intangible assets of North Cove Springs Bottling and Beverage, Inc., and

WHEREAS, under the terms of a certain Asset Purchase Contract and Receipt (the "Contract"), dated on or about December 24, 2018, by and between Buyer and Seller, the Parties to the Contract agreed to be legally bound by all of the terms, contingencies and conditions contained therein including any conditions precedent to the full and complete execution of the Contract, and

WHEREAS, the Buyer and Seller executed the Contract subject to any conditions contained therein and are closing the transaction contemplated by the Contract on December 24, 2018.

NOW, THEREFORE, the Buyer and Seller hereby acknowledge and agree that all contingencies and conditions contemplated under the Contract have been materially met to the satisfaction of Buyer and Seller, or have been waived by the Buyer and Seller as of the Closing Date, except for:

Monies payable to NC Department of Revenue of approximately $23,384.52

IN WITNESS WHEREOF, the Parties have executed this Satisfaction of Contingencies on Decemebr 24, 2018.

By	By
CHRISTOPHER MENCIS, as President		Lonon Brown, as President

FEIN:	FEIN:

DISBURSEMENT SUMMARY STATEMENT
APPROVED BY PARTIES, RELEASE OF ESCROWED FUNDS

WHEREAS, North Cove Springs Bottling and Beverage, Inc. whose business and mailing address is 13195 Highway 221 North, Marion, North Carolina 28752 , (the "Seller") and Mammoth Ventures, Inc., a Florida Corporation, whose mailing address is 725 NE 22nd Street, Suite 12C, Miami, Florida 33137 ("Buyer") have entered into a certain Asset Purchase Contract and Receipt (the "Contract") dated on or about December 24, 2018, for the purchase of the and certain Real Estate, tangible and intangible assets of North Cove Springs Bottling and Beverage, Inc., and

WHEREAS, under the terms of the Contract, Buyer and Seller agreed to be legally bound by all of the terms, contingencies and conditions contained therein including the payment of the purchase price, and

WHEREAS, the Buyer and Seller have fully executed the Closing Agreement and Closing Documents, and have reviewed their individual Disbursement Summary Statements concerning the Purchase Price and all associated cost, expenses, pay-off's, associated therewith, and

WHEREAS, the Buyer hereby orders the Escrow Agent to release any Escrowed Funds held by the Escrow Agent at the time of closing identified as Earnest Money Deposits or Other Deposits according to the Contract.

NOW, THEREFORE, the Buyer and Seller hereby acknowledge and agree that they approve the Disbursement Summary Statements associated with the Contract on this December 24, 2018.

THE DISBURSEMENT SUMMARY STATEMENT IS APPROVED BY:

SELLER:	BUYER:
By	By
CHRISTOPHER MENCIS, as President	Lonon Brown, as President
FEIN:	FEIN:

PERSONAL AND CONFIDENTIAL

BUYER:	SELLER:

MAMMOTH VENTURES, INC.	NORTH COVE SPRINGS BOTTLING AND BEVERAGE, INC.

RE:      Closing Agreement and Closing Documents associated with the closing of:

NORTH COVE SPRINGS BOTTLING AND BEVERAGE, INC. and MAMMOTH VENTURES, INC.

Tentative Closing Date: within 3-business days of NC Dept. of Revenue issuing receipt of all outstanding monies owed by North Cove and the wind down as per NC Statute.

Attached is a preliminary draft of the Closing Agreement and Closing Documents associated with the Asset Purchase Contract and Receipt executed by the parties.

Please review all of the documents for errors, misspellings, blank areas or missing information. If you discover any errors or missing information, please see that I am furnished with this information immediately.

If you have any questions or comments about any of the documentation, please let me know.

Sincerely,